                                                                       EXHIBIT 5


                               [Stibbe letterhead]


                                           Etablissements Delhaize Freres et Cie
                                           "Le Lion" S.A.
                                           Rue Osseghem, 53
                                           1080 Brussels
                                           Belgium



                                           Brussels, May 29, 2002




Ladies and Gentlemen,

SUBJECT: REGISTRATION UNDER THE SECURITIES ACT OF 1933 OF UP TO 5,000,000 SHARES TO BE ISSUED BY ETABLISSEMENTS DELHAIZE FRERES ET CIE "LE LION" S.A.


1. We have acted as legal counsel in Belgium to Etablissements Delhaize Freres et Cie "Le Lion" S.A. (the "COMPANY"), a Belgian company, in connection with the Company's Registration Statement on Form S-8 filed on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933 (the "REGISTRATION STATEMENT"), as amended, with respect to up to 5,000,000 ordinary shares, without nominal value, of the Company (the "SHARES") to be issued pursuant to the Delhaize Group 2002 Stock Incentive Plan (the "Plan").

We have been asked to render an opinion as to the matters under Belgian law set out below in connection with the Registration Statement.


2. For the purpose of issuing this opinion, we have examined and relied upon the following documents:

(a) the articles of association (statuts) of the Company, as last amended on May 23, 2002;

(b) the Plan, as approved by the board of directors of the Company; and

(c) uncertified copies of corporate records, notarial deeds, agreements, documents and instruments executed on or before the date of this legal opinion as we have considered necessary or appropriate for the preparation of this opinion.


3. In rendering this opinion, we have assumed the genuineness of all signatures on, and the authenticity and completeness of all, documents submitted to us as copies, executed copies or originals, and the exact conformity to the originals of all documents submitted to us as copies or executed copies.


4. Subject to any factual matters not disclosed to us and inconsistent with the information revealed in the documents reviewed by us in the course of our examination referred to above, we are, as at the date hereof, of the opinion that any Shares to be issued upon exercise of any options granted under the Plan, to the extent that they will be issued in compliance with the then applicable provisions of the articles of association (statuts) of the Company, the laws of Belgium and the Plan, will be validly issued and fully paid up.


5. This opinion is given exclusively on the basis of the documents referred to above in point 2 and is strictly limited to the specific opinions set forth above in point 4. In addition, this opinion is limited to matters of the laws of Belgium as they presently stand and as they are interpreted in published case law of the courts of Belgium as at the date of this opinion. This opinion is governed by the laws of Belgium and any issues of interpretation or liability arising thereunder must be brought before a court in Belgium. Furthermore, this opinion speaks as of its date and we assume no obligation to update this opinion or to inform any person of any factual changes, changes of law or other matters coming to our knowledge or occurring after the date hereof which may affect this opinion in any respect.


6. This opinion is addressed to you, is given for your benefit and may not be quoted in whole or in part, or otherwise referred to, or filed with or furnished to, any person other than yourselves and your advisers, or be used for any other purpose, without our prior written consent in each specific case. We however hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.



Yours faithfully,



STIBBE,





/s/ Sandrine Hirsch                                     /s/ Paul Alain Foriers
--------------------                                    -----------------------
    Sandrine Hirsch                                         Paul Alain Foriers





                                       2